
<ARTICLE> UT
<LEGEND>
This schedule contains summary financial information extracted from the Income
Statement, Balance Sheet and Statement of Cash Flows and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          SEP-30-1995
<PERIOD-START>                             OCT-01-1994
<PERIOD-END>                               JUN-30-1995
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                    1,033,743
<OTHER-PROPERTY-AND-INVEST>                      2,887<F1>
<TOTAL-CURRENT-ASSETS>                         215,125
<TOTAL-DEFERRED-CHARGES>                       146,807
<OTHER-ASSETS>                                       0
<TOTAL-ASSETS>                               1,398,562
<COMMON>                                        42,767<F2>
<CAPITAL-SURPLUS-PAID-IN>                      284,264
<RETAINED-EARNINGS>                            207,904
<TOTAL-COMMON-STOCKHOLDERS-EQ>                 534,935
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                     28,477
<LONG-TERM-DEBT-NET>                           379,040<F3>
<SHORT-TERM-NOTES>                                   0
<LONG-TERM-NOTES-PAYABLE>                      227,396<F4>
<COMMERCIAL-PAPER-OBLIGATIONS>                       0
<LONG-TERM-DEBT-CURRENT-PORT>                    2,505
<PREFERRED-STOCK-CURRENT>                            0
<CAPITAL-LEASE-OBLIGATIONS>                      1,018
<LEASES-CURRENT>                                   885
<OTHER-ITEMS-CAPITAL-AND-LIAB>                 455,092
<TOT-CAPITALIZATION-AND-LIAB>                1,398,562
<GROSS-OPERATING-REVENUE>                      728,481
<INCOME-TAX-EXPENSE>                            44,371
<OTHER-OPERATING-EXPENSES>                     586,913
<TOTAL-OPERATING-EXPENSES>                     631,284
<OPERATING-INCOME-LOSS>                         97,197
<OTHER-INCOME-NET>                               2,752
<INCOME-BEFORE-INTEREST-EXPEN>                  99,949
<TOTAL-INTEREST-EXPENSE>                        24,226
<NET-INCOME>                                    75,723
<PREFERRED-STOCK-DIVIDENDS>                      1,000
<EARNINGS-AVAILABLE-FOR-COMM>                   74,723
<COMMON-STOCK-DIVIDENDS>                        35,681
<TOTAL-INTEREST-ON-BONDS>                       24,226<F5>
<CASH-FLOW-OPERATIONS>                         195,634
<EPS-PRIMARY>                                     1.76<F2>
<EPS-DILUTED>                                     1.76<F2>

<F1>Reflects only net non-utility property.  Other investments of $3,546 are included in Deferred Charges on this schedule and on the Consolidated Balance Sheet.
<F2>Reported on a post two for one stock split basis.
<F3>Represents total long-term debt, including, $152,825 in First Mortgage Bonds,
$227,200 in medium-term notes, $196 in other long-term debt and $(1,181) in unamortized premium and discount-net.
<F4>Includes $227,200 in medium-term notes.
<F5>Represents total interest expense, per the Statement of Income.

